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                                                                    Exhibit 18.3


Calamos Family of Funds(R)                          Automatic Bank Draft Plan
Calamos Financial Services, Inc.(R) . 1111 East Warrenville Road .
Naperville, Illinois 60563
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The Automatic Bank Draft Plan is a service available to shareholders of the
Calamos Family of Funds(R), making possible regular monthly purchases of Fund shares to allow dollar-cost averaging. Each month, the Fund's transfer agent can arrange for an amount of money selected by you to be deducted from your checking account and used to purchase shares of a specified Calamos Fund. You will receive a confirmation from the Fund's transfer agent reflecting each purchase, and your bank statement will reflect the amount of the draft.

Please withdraw $_____________________from my checking account (named below) on or about the [ ]10th, [ ]25th, or [ ]10th and [ ]25th of each month for investment as indicated below. (If no option is selected, your account will be drafted on or near the 10th of the month.)

Calamos Convertible Fund(R)                  A Shares          $ ______________
                                             C Shares          $ ______________
Calamos Growth and Income Fund(R)            A Shares          $ ______________
                                             C Shares          $ ______________
Calamos Strategic Income Fund(R)             A Shares          $ ______________
                                             C Shares          $ ______________
Calamos Growth Fund(R)                       A Shares          $ ______________
                                             C Shares          $ ______________
Calamos Global Growth and Income Fund(R)     A Shares          $ ______________
                                             C Shares          $ ______________

Cash Account Trust (CAT):
  Money Market Portfolio                                       $ ______________
  Government Securities Portfolio                              $ ______________
  Tax-Exempt Portfolio                                         $ ______________
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Checking
Account
Draft:
                         [Graphic]
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JOHN DOE                                 0000
123 Main St.
Anywhere, USA 12345

____________________________________$   [    ]

____________________________________________________

        Please attach voided check here.
_________________________     _________________________

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Bank            _____________________________________     _____________________
Information:    Bank Name                                 ABA Number
                _____________________________________
                Bank Address
                _____________________________________     _____________________
                City                          State       Zip Code
                _____________________________________     _____________________
                Account Name                              Account Number
                _____________________________________     _____________________
FORM D (6/97)   Authorized Signature(s)                   Date